EXHIBIT 99.2

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                               RUBY MINING COMPANY
                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------


NO.  2002618                                                  VOID JUNE 18, 2007



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK


     THIS CERTIFIES THAT, for value received, BRIAN D. CORDAY (along with any permitted transferees pursuant to Section 7, the "Holder") can purchase FIVE HUNDRED THOUSAND (500,000) shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock, $0.001 par value per share (each share, a "Warrant Share"), of Ruby Mining Company, a Colorado corporation (the "Company"), at an exercise price of $.12 per Warrant Share (the "Exercise Price") (as adjusted pursuant to Section 3), subject to the provisions and upon the terms and conditions hereinafter set forth.

          1. Method of Exercise; Payment. ---------------------------

          (a) Exercise. The Holder can exercise the purchase rights represented by this Warrant, in whole or in part, by surrendering this Warrant (with the notice of exercise form attached as Exhibit A, duly executed) at the Company's principal office, and by paying the Company, by certified, cashier's or other check acceptable to the Company, an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

          (b) Cashless Exercise. The Holder can convert this Warrant (the "Conversion Right"), in whole or in part, into the number of Warrant Shares (less the number of Warrant Shares that have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached as Exhibit A, duly executed) at the Company's principal office specifying the number of Warrant Shares that the Holder desires to purchase:

                                               Y (A - B)
                                               ---------
                                       X =     A

         where:   X =   the number of Warrant Shares to be issued to the Holder;

                        Y = the number of Warrant Shares subject to this Warrant for which the Conversion Right is being exercised;

                        A = the Market Price of the Common Stock (as defined below) as of the trading day immediately preceding the date of exercise of this Warrant; and

                        B =      the Warrant Price

               For purposes of this Warrant, the "Market Price of the Common Stock" will be the closing price per share of the Common Stock of the Company on the principal national securities exchange on which the Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the "Market Price of the Common Stock" will be the highest price per share that the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as mutually determined in good faith by the Board of Directors of the Company and the Holder, unless the Company will become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the "Market Price of the Common Stock" will be deemed to be the value the holders of the Company's Common Stock receive for each share of Common Stock pursuant to the Company's acquisition.

          (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, the Company will deliver (i) certificates for the Warrant Shares so purchased to the Holder within 3 business days and, unless this Warrant has been fully exercised or has expired, (ii) a new Warrant representing the Warrant Shares with respect to which this Warrant will not have been exercised.

     2. Stock Fully Paid; Reservation of Shares. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price or cashless conversion notification for such Warrant Shares, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to that issuance. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance sufficient registered and free trading Warrant Shares to provide for the exercise of the rights represented by this Warrant.

     3. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification. In case of any reclassification or change of the Warrant Shares (other than a change in par value, or as a result of a subdivision or combination), the Company will execute a new Warrant, providing that the Holder will have the right to exercise that new Warrant, and procure upon that exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares previously issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon that reclassification or change, by a holder of an equivalent number of shares of Company common stock. That new Warrant will provide for adjustments that will be equivalent to the adjustments provided for in this Section 3. The provisions of this subsection 3(a) will similarly apply to successive reclassifications or changes.

          (b) Stock Splits, Dividends and Combinations. In the event that the Company will at any time subdivide the outstanding shares of Company common stock or will issue a stock dividend on its outstanding shares of Company common stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of that stock dividend will be proportionately increased, and the Exercise Price will be proportionately decreased, and in the event that the Company will at any time combine the outstanding shares of Company common stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to that combination will be proportionately decreased, and the Exercise Price will be proportionately increased, effective at the close of business on the date of that subdivision, stock dividend or combination, as the case may be.

          (c) Reserved.

          (d) Consolidation, Merger, or Sale. In the event the Company consolidates or merges with another corporation (other than a consolidation or merger in which the Company is the surviving entity and that does not result in any change in the Warrant Shares), or any sale or other transfer or disposition by the Company of all or substantially all of its assets to any other corporation, then the Holder will thereafter, upon exercise of this Warrant, be entitled to receive the number of Warrant Shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Holder would have been entitled upon such consolidation, merger, sale, or other disposition if this Warrant had been exercised immediately prior to such consolidation, merger, sale, or other disposition. In any such case, appropriate adjustment will be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant) will thereafter be applicable in relation to any shares or other property thereafter deliverable upon the exercise of this Warrant as if this Warrant had been exercised immediately prior to such consolidation, merger, sale, or other disposition and the Holder had carried out the terms of the exchange as provided for by such consolidation, or merger. The Company will not effect any such consolidation or merger unless, upon or prior to consummating it, the successor corporation will assume by written instrument the obligation to deliver to the Holder such shares of stock or other securities, cash, or property as the Holder will be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant will terminate upon the earlier of the expiration of the Exercise Period and 60 days after the Company gives written notice to the Holder that such sale or other disposition has been consummated.


          4. Notice of Adjustments. Whenever the number of Warrant Shares purchasable under this Warrant or the Exercise Price is adjusted pursuant to
Section 3, the Company will provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, how the adjustment was calculated, and the number and class of Warrant Shares that may be purchased and the Exercise Price therefor after giving effect to such adjustment.

     5. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

          (a) This Warrant and the Warrant Shares issuable upon exercise of this Warrant are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). Upon exercise of this Warrant, the Holder will, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

          (b) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempted from such registration. The Holder further understands that the Warrant Shares have not been registered under any applicable state securities laws.

          (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares issuable upon exercise of this Warrant and of protecting its interests in connection therewith.

          (d) The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

    6. Restrictive Legend.

       The Warrant Shares (unless registered under the 1933 Act) will be stamped or imprinted with a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE SECURITIES LAWS.

7. Restrictions Upon Transfer and Removal of Legend.

          (a) The Company need not register a transfer of this Warrant or Warrant Shares bearing the restrictive legend set forth in Section 6 of this Warrant unless the conditions specified in that legend are satisfied. The Company can also instruct its transfer agent not to register the transfer of the Warrant Shares, unless one of the conditions specified in the legend referred to in Section 6 of this Warrant is satisfied.

          (b) Notwithstanding the provisions of subsection (a) above, the Company must register a transfer of this Warrant or Warrant Shares without consideration by the Holder (i) to an affiliate of the Holder, (ii) if the Holder is a partnership or a limited liability company, to any current and former constituent partners, members and shareholders, (iii) if the Holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with the Holder, or (iv) if the Holder is an individual, by gift, will or intestate succession to (A) a transferee or assignee who is a spouse, lineal descendant, father, mother, brother or sister (each, a "Family Member") of the Holder or (B) to a trust, the beneficiaries of which are exclusively the Holder and/or Family Members, provided, in each case, that: (y) the Company is, within a reasonable time after that transfer, furnished with written notice of the name and address of that transferee or assignee and the number of Warrant Shares under this Warrant that are being assigned; and (z) that transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant to the same extent as if that transferee were the original Holder of this Warrant.

     8. Rights of Shareholders. No Holder will be entitled, as a Holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor will anything contained herein be construed to confer upon the Holder, as a Holder, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant will have been exercised and the Warrant Shares issuable upon the exercise of this Warrrant will have become deliverable, as provided in this Warrant.

     9. Expiration of Warrant. The terms and provisions of this Warrant will terminate and expire and this Warrant will no longer be exercisable on the five-year anniversary of the date hereof.

 10. Notices. All notices and other
communications required or permitted hereunder will be in writing, will be effective when given, and will in any event be deemed to be given upon receipt or, if earlier, (a) on the date shown on the return receipt, if sent by first class mail, postage prepaid, return receipt requested, (b) upon delivery, if delivered by hand, (c) on the date of receipt shown in the courier's documentation, if sent by Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission with confirmation of receipt, if delivered by facsimile transmission with copy by first class mail, postage prepaid, return receipt requested, and will be addressed (i) if to the Holder, at 3475 Oak Valley Road #750, Atlanta, Georgia 30326, Attn: Brian D. Corday, Fax: 404-848-9199, and (ii) if to the Company, at One Securities Centre, 3490 Piedmont Road, Suite 304, Atlanta, GA 30305, Attn:
Mr. Herbert C. Leeming, Fax: (404) 231-9400, or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

     11. Governing Law. This Warrant and all rights, obligations and liabilities arising herein shall be construed and governed by the substantive Law of the state of Georgia, without giving effect to the principles of conflicts of law thereof.

     12. Interpretation. References to "Section" and "Exhibit" are to the Sections and Exhibits respectively of this Warrant.

     13. Amendment; Integration; Waiver. This Warrant may not be amended without a written agreement signed by both parties. This Warrant contains the entire agreement of the parties hereto and supercedes any prior agreements and understanding of the parties hereto, written or oral, with respect to this subject matter. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

     Issued this 18th day of June 2002.



                                       RUBY MINING COMPANY


                                       By:    /s/  Herbert C. Leeming
                                            ------------------------------------
                                            Herbert C. Leeming
                                            Chariman and CEO

                                    EXHIBIT A
                                    ---------

                               NOTICE OF EXERCISE
                               ------------------


         TO:      Ruby Mining Company
                  Suite 304
                  One Securities Centre
                  3490 Piedmont Road
                  Atlanta, Ga 30305



     1. The undersigned hereby elects to purchase __________ Warrant Shares pursuant to the terms of the attached Warrant.

     2. Method of Exercise (Please initial the applicable blank):

        ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

        ___      The undersigned elects to exercise the attached
                 Warrant by means of the net exercise provisions of
                 Section 1(b) of the Warrant.

     3. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:


                        -----------------------------
                                  (Name)


                        -----------------------------
                        -----------------------------
                                 (Address)

     4. The undersigned hereby represents and warrants that the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 6 of the attached Warrant are true and correct as of the date hereof.

                                             -----------------------------------
                                                        (Signature)
                                             Title:
                                                    ----------------------------
                                             -----------------------------------
                                                          (Date)

                                    EXHIBIT B

                                FORM OF TRANSFER
                  (To be signed only upon transfer of Warrant)




     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ Warrant Shares to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of [_____________], with full power of substitution in the premises.

         Dated: ____________________





                                           ------------------------------------
                                           (Signature  must  conform in all
                                           respects to name of Holder as
                                           specified on the face of the Warrant)




                                                        (Address)

Signed in the presence of:


----------------------------